UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/25/2014

Twenty-First Century Fox, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On July 25, 2014, Twenty-First Century Fox, Inc. (the "Company") issued a press release announcing that it has reached an agreement with British Sky Broadcasting Group plc ("BSkyB"), where the Company will transfer Sky Italia and its 57.4% interest in Sky Deutschland AG to BSkyB in exchange for approximately $9.3 billion in value, comprised of approximately $8.6 billion in cash and BSkyB's 21% interest in National Geographic Channels International, raising the Company's ownership stake to 73%. The Company will maintain its 39.1% ownership interest in BSkyB by purchasing approximately $900 million of additional shares through BSkyB's previously announced equity offering. The net, after-tax cash proceeds to be received by the Company upon completion of all the elements of this transaction will approximate $7.2 billion. The agreement is subject to regulatory approvals, the approval of BSkyB's stockholders and customary closing conditions.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number            Description
_____       ______________________
99.1             Press Release of Twenty-First Century Fox, Inc., dated July 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twenty-First Century Fox, Inc.

Date: July 25, 2014	By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Twenty-First Century Fox, Inc., dated July 25, 2014.